                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended 2021

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - December 20, 2021 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and fiscal year ended October 2, 2021.
The Company’s fiscal year ends on the Saturday nearest September 30. Accordingly, the fiscal years ended October 2, 2021 and October 3, 2020 included 52 and 53 weeks, respectively, and the quarters ended October 2, 2021 and October 3, 2020 included 13 and 14 weeks, respectively.
Financial Results
Total revenues for the 13-weeks ended October 2, 2021 were $42,839,000 versus $21,774,000 for the 14-weeks ended October 3, 2020. The 13 weeks ended October 2, 2021 includes revenues of $1,348,000 related to Blue Moon Fish Company in Lauderdale-by-the Sea, FL, which was acquired on December 1, 2020 (see below) and $145,000 related to Clyde Frazier's Wine and Dine in New York, NY, which was closed on September 1, 2021 (see below). The 13 weeks ended October 3, 2020 includes revenues of $312,000 related to Clyde Frazier's Wine and Dine and Gallagher's Steakhouse and Gallagher's Burger Bar in Atlantic City, NJ, which was closed on January 2, 2021 (see below).
Total revenues for the year ended October 2, 2021 were $131,870,000 versus $106,490,000 for the year ended October 3, 2020. The year ended October 2, 2021 includes revenues of $5,929,000 related to Blue Moon Fish Company, which was acquired on December 1, 2020 and $1,296,000 related to Clyde Frazier's Wine and Dine and Gallagher's Steakhouse and Gallagher's Burger Bar which were closed during fiscal 2021. The year ended October 3, 2020 includes revenues of $5,278,000 related to Thunder Grill in Washington, D.C., which was closed March 20, 2020 (see below), Clyde Frazier's Wine and Dine and Gallagher's Steakhouse and Gallagher's Burger Bar.
The Company's EBITDA, as adjusted, excluding a gain on the forgiveness of Paycheck Protection Program Loans ("PPP Loans"), as set out below, for the 13 weeks ended October 2, 2021 was $5,210,000 versus $(1,785,000) for the 14-week period ended October 2, 2020. The Company's EBITDA, including the gain on forgiveness of PPP Loans, for the 13 weeks ended October 2, 2021 was $9,565,000 versus $(1,717,000) for the 14-week period ended October 2, 2020. Net income attributable to Ark Restaurant Corp. for the 13-weeks ended October 2, 2021 was $6,828,000 or $1.93 per basic share ($1.89 per diluted share), compared to a net loss of $(1,897,000) or $(0.54) per basic and diluted share, for the 14-week period ended October 2, 2020.
The Company's EBITDA, as adjusted, excluding a gain on the forgiveness of PPP Loans, as set out below, for the year ended October 2, 2021 was $7,955,000 versus $(3,182,000) for the year ended October 2, 2020. The Company's EBITDA, including the gain on forgiveness of PPP Loans, for the year ended October 2, 2021 was $20,237,000 versus $(3,652,000) for the year ended October 2, 2020. Net income attributable to Ark Restaurants Corp. for the year ended October 2, 2021 was $12,895,000 or $3.67 per basic share ($3.58 per diluted share), compared to a net loss of $(4,688,000) or $(1.34) per basic and diluted share, for the year ended October 2, 2020.

COVID-19 Update
On March 11, 2020, in light of the rapid spread of the novel Coronavirus (“COVID-19” or “Coronavirus”), the World Health Organization declared the COVID-19 outbreak to be a global pandemic and the United States declared a National Public Health Emergency. The COVID-19 pandemic has significantly disrupted consumer demand, as well as the Company’s restaurant operations. Following the pandemic declaration in March 2020, federal, state and local governments began to respond to the public health crisis by requiring social distancing, "stay at home" directives, and mandatory closure of all of our locations.
We are subject to continued risks and uncertainties as a result of the outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic. We experienced significant disruptions to our business as suggested and mandated social distancing and shelter-in-place orders led to the temporary closure of all of our restaurants. In the third quarter of fiscal 2020, certain jurisdictions began allowing the reopening of restaurant dining rooms, and we began to reopen dining rooms. While restrictions on the type of permitted operating model and occupancy capacity may continue to change, as of October 2, 2021, all of our restaurants were operating with no indoor dining restrictions. We cannot predict how long the COVID-19 pandemic will last, whether vaccines will be effective at eliminating or slowing the spread of the virus or variants, whether it will reoccur or whether variants will spike, what additional restrictions may be enacted, to what extent we can maintain sales volumes during or following any resumption of mandated social distancing protocols or vaccination or mask mandates and what long-lasting effects the COVID-19 pandemic may have on the restaurant industry as a whole. The ongoing effects of the COVID-19 pandemic, including, but not limited to, labor-related impacts, supply chain disruption and consumer behavior, will determine the continued significance of the impact of the COVID-19 pandemic to our operating results and financial position.
Other Matters
On November 13, 2020, the Company was advised by the landlord that it would have to vacate Gallagher’s Steakhouse and Gallagher’s Burger Bar at the Resorts Casino Hotel located in Atlantic City, NJ which were on a month-to-month, no rent lease. The closure of these properties occurred on January 2, 2021 and did not result in a material charge to the Company’s operations.
On December 1, 2020, the Company, through a newly formed, wholly-owned subsidiary, acquired the assets of Bear Ice, Inc. and File Gumbo Inc., which collectively operated a restaurant and bar named Blue Moon Fish Company located in Lauderdale-by-the Sea, FL. The total purchase price of $2,820,000 was paid with cash in the amount of $1,820,000 and a four-year note held by the sellers in the amount of $1,000,000 payable monthly with 5% interest. The acquisition was accounted for as a business combination. Concurrent with the acquisition, the Company assumed the related lease which expires in 2026 and has four, five-year extension options. Rent payments under the lease are approximately $360,000 per year and increase by approximately 15% as each option is exercised.
As of January 2, 2021, the Company determined that it would not reopen Thunder Grill in Washington, D.C. which had been closed since March 20, 2020. This closure did not result in a material charge to the Company’s operations.
On January 26, 2021, the Company exercised its right-of-first-refusal to acquire the land, building and parking lot associated with JB’s on the Beach and immediately contributed such rights and interest to an unrelated entity ("Newco") that purchased the properties on March 22, 2021. In exchange, the Company received a 5% interest in Newco, which plans future development of the sites. In addition, all rights and privileges under the current lease were assigned to Newco, as landlord and the lease terms remain unchanged.
On September 1, 2021, the Company advised the landlord of Clyde Frazier's Wine and Dine in New York, NY that we would be closing the property permanently and terminating the lease. In connection with this notification, the Company recorded a gain of $810,000 during the year ended October 2, 2021.
As of October 2, 2021, the Company received loan proceeds from several banks in the aggregate amount of $15,106,000 (the “PPP Loans”) under the Paycheck Protection Program (the “PPP”) of the CARES Act. Under the

terms of the PPP Loans, some or all of the amounts thereunder, including accrued interest, may be forgiven if they are used for qualifying expenses as described in and in compliance with the CARES Act. During the 13 and 52 weeks ended October 2, 2021, $3,082,000 and $10,400,000 of PPP Loans (including accrued interest), respectively, were forgiven. To the extent, if any, that any or all of the remaining PPP Loans are not forgiven, beginning one month following expiration of the applicable deferral period, and continuing monthly until 24 months from the date of each applicable Note (the “Maturity Date”), each respective Borrower is obligated to make monthly payments of principal and interest to the Lender with respect to any unforgiven portion of the Notes, in such equal amounts required to fully amortize the principal amount outstanding on such Notes as of the last day of the applicable deferral period by the applicable Maturity Date.
About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 17 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, D.C., five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The operation at the Foxwoods Resort Casino consists of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Operations
(In Thousands, Except per share amounts)

	13 Weeks Ended October 2, 2021	14 Weeks Ended October 3, 2020	52 Weeks Ended October 2, 2021	53 Weeks Ended October 3, 2020

TOTAL REVENUES	$42,839	$21,774	$131,870	$106,490
COSTS AND EXPENSES:
Food and beverage cost of sales	12,568	6,217	38,950	28,583
Payroll expenses	13,234	9,049	42,579	40,975
Occupancy expenses	3,500	3,118	14,747	15,391
Other operating costs and expenses	4,967	2,923	16,044	14,757
General and administrative expenses	2,897	2,272	10,523	10,160
(Gain) loss on lease termination	(810)	—	(810)	364
Depreciation and amortization	585	868	3,630	4,056
Total costs and expenses	36,941	24,447	125,663	114,286
OPERATING INCOME (LOSS)	5,898	(2,673)	6,207	(7,796)
OTHER (INCOME) EXPENSE:
Interest expense, net	279	353	1,179	1,295
Other income	—	(88)	—	(88)
Gain on forgiveness of PPP Loans	(3,082)	—	(10,400)	—
Total other (income) expense, net	(2,803)	265	(9,221)	1,207
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	8,701	(2,938)	15,428	(9,003)
Provision (benefit) for income taxes	1,337	(1,172)	1,181	(4,385)
CONSOLIDATED NET INCOME (LOSS)	7,364	(1,766)	14,247	(4,618)
Net income attributable to non-controlling interests	(536)	(131)	(1,352)	(70)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$6,828	$(1,897)	$12,895	$(4,688)

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$1.93	$(0.54)	$3.67	$(1.34)
Diluted	$1.89	$(0.54)	$3.58	$(1.34)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,530	3,501	3,516	3,500
Diluted	3,610	3,501	3,604	3,500

EBITDA Reconciliation:
Income (loss) before provision (benefit) for income taxes	$8,701	$(2,938)	$15,428	$(9,003)
Depreciation and amortization	585	868	3,630	4,056
Interest expense, net	279	353	1,179	1,295
EBITDA (a)	$9,565	$(1,717)	$20,237	$(3,652)
EBITDA, adjusted:
EBITDA (as defined) (a)	$9,565	$(1,717)	$20,237	$(3,652)
Net income attributable to non-controlling interests	(536)	(131)	(1,352)	(70)
Non-cash stock option expense	73	63	280	176
Gain on forgiveness of PPP Loans	(3,082)	—	(10,400)	—
(Gain) loss on lease termination	(810)	—	(810)	364
EBITDA, as adjusted	$5,210	$(1,785)	$7,955	$(3,182)

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.